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                                                                     Exhbiit 1.1

                                                        Draft - October 15, 2006


                                11,250,000 Units

                    Granahan McCourt Acquisition Corporation

                             UNDERWRITING AGREEMENT

                                                               October ___, 2006

Deutsche Bank Securities Inc.
As Representative of the
Several Underwriters

c/o Deutsche Bank Securities Inc.
addressStreet60 Wall Street, 4th Floor
CityNew York, StateNew York 10005
Ladies and Gentlemen:

     Granahan McCourt Acquisition Corporation, a Delaware corporation (the "Company"), proposes to sell to the several underwriters (the "Underwriters") named in Schedule I hereto for whom you are acting as representative (the "Representative") an aggregate of 11,250,000 units (the "Firm Units"), with each unit consisting of one share of the Company's common stock, $0.0001 par value (the "Common Stock") and one warrant ("Warrant") to purchase Common Stock. The respective amounts of the Firm Units to be so purchased by the several Underwriters are set forth opposite their names in Schedule I hereto. The Company also proposes to sell at the Underwriters' option ("Over-allotment Option") an aggregate of up to 1,687,500 additional units of the Company (the "Option Units") as set forth below. The terms of the Warrants are provided for in the form of a Warrant Agreement (as defined herein).

     As the Representative, you have advised the Company (a) that you are authorized to enter into this Agreement on behalf of the several Underwriters, and (b) that the several Underwriters are willing, acting severally and not jointly, to purchase the numbers of Firm Units set forth opposite their respective names in Schedule I, plus their pro rata portion of the Option Units if you elect to exercise the Over-allotment Option in whole or in part for the accounts of the several Underwriters. The Firm Units and the Option Units (to the extent the aforementioned option is exercised) are herein collectively called the "Units", and the Units, the shares of Common Stock and the Warrants included in the Units and the shares of Common Stock issuable upon exercise of the Warrants included in the Units are hereinafter referred to as the "Securities."


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     In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

     1.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

          The Company represents and warrants to each of the Underwriters as follows:

          (a) A registration statement on Form S-1 (File No. 333-136048) with respect to the Securities has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder and has been filed with the Commission. Copies of such registration statement, including any amendments thereto, the preliminary prospectuses (meeting the requirements of the Rules and Regulations) contained therein and the exhibits, financial statements and schedules, as finally amended and revised, have heretofore been delivered by the Company to you. Such registration statement, together with any registration statement filed by the Company pursuant to Rule 462(b) under the Act, is herein referred to as the "Registration Statement," which shall be deemed to include all information omitted therefrom in reliance upon Rules 430A or 430C under the Act and contained in the Prospectus referred to below, has become effective under the Act and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement (the "Effective Date"). "Prospectus" means the form of prospectus first filed with the Commission pursuant to and within the time limits described in Rule 424(b) under the Act. Each preliminary prospectus included in the Registration Statement prior to the time it becomes effective is herein referred to as a "Preliminary Prospectus." Any reference herein to the Prospectus shall be deemed to include any supplements or amendments thereto filed with the Commission after the date of filing of the Prospectus under Rule 424(b) under the Act, and prior to the termination of the offering of the Units by the Underwriters. The Company has filed with the Commission a Form 8-A (File Number 001-33075) providing for the registration under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of the Securities.

          (b) As of the Applicable Time (as defined below) and as of the Closing Date or the Option Closing Date, as the case may be, the Statutory Prospectus (as defined below) and the information included on Schedule II hereto, all considered together (collectively, the "General Disclosure Package") did not and will not include any untrue statement of a material fact and did not and will not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the General Disclosure Package in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information is that described in Section 12 herein. The Company has not prepared or used and will not prepare or use a "free writing prospectus" as defined in Rule 405 under the Act, in connection with the offering of Securities. As used in this subsection and elsewhere in this
Agreement:


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          "Applicable Time" means 5:00 pm (StateStateNew York time) on the date of this Agreement or such other time as agreed to by the Company and the Representative.

          "Statutory Prospectus" as of any time means the Preliminary Prospectus relating to the Securities that is included in the Registration Statement immediately prior to that time.

          (c) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus. The Company has no subsidiaries, direct or indirect. The Company is duly qualified to transact business and in good standing in all jurisdictions in which the conduct of its business requires such qualification.

          (d) The outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable. The shares of Common Stock included in the Units have been duly authorized and, when issued and paid for as contemplated herein, will be validly issued, fully paid and non-assessable; and no preemptive rights of stockholders exist with respect to any of such shares or the issue and sale thereof. The shares of Common Stock issuable upon exercise of the Warrants have been duly authorized and, when issued and paid for as contemplated in the Warrants and the Warrant Agreement, will be validly issued, fully paid and non-assessable; and no preemptive rights of stockholders exist with respect to any of such shares or the issue and sale thereof.

          (e) The Warrants included in the Units have been duly authorized and, when executed by the Company, countersigned in the manner provided for in the Warrant Agreement and delivered and paid for as contemplated herein, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

          (f) Neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any securities of the Company. Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, no holders of any securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Act or to include any such securities in a registration statement to be filed by the Company.

          (g) The information set forth under the caption "Capitalization" in the Registration Statement and the Prospectus (and any similar section or information contained in the General Disclosure Package) is true and correct. All of the Securities conform to the


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descriptions thereof contained in the Registration Statement, the General
Disclosure Package and the Prospectus. The form of the certificates for the shares of Common Stock conforms to the General Corporation law of the State of Delaware.

          (h) Neither the Commission nor any state regulatory authority has issued an order preventing or suspending the use of any Preliminary Prospectus or the Prospectus relating to the proposed offering of the Units, and no proceeding for that purpose or pursuant to Section 8A of the Act has been instituted or, to the Company's knowledge, threatened by the Commission or any state regulatory authority. Neither the Commission nor any state regulatory authority has issued any order preventing or suspending the effectiveness of the Registration Statement and no proceeding for that purpose or pursuant to Section 8A of the Act has been instituted or is pending or is contemplated or threatened by the Commission. The Registration Statement contains, and the Prospectus and any amendments or supplements thereto will contain, all statements which are required to be stated therein by, and will conform to, the requirements of the Act and the Rules and Regulations. The Registration Statement and any amendment thereto do not contain, and will not contain, any untrue statement of a material fact and do not omit, and will not omit, to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any amendments and supplements thereto do not contain, and will not contain, any untrue statement of a material fact; and do not omit, and will not omit, to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information is that described in Section 12 herein.

          (i) The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the offering and sale of the Units other than any Preliminary Prospectus, the Prospectus and other materials, if any, permitted under the Act.

          (j) The financial statements of the Company, together with related notes and schedules as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, present fairly the financial position and the results of operations and cash flows of the Company, at the indicated dates and for the indicated periods. Such financial statements and related schedules comply with the applicable accounting requirements of the Act and the Rules and Regulations and have been prepared in accordance with generally accepted principles of accounting ("GAAP"), consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary and selected financial and statistical data included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company. The Company does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet


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obligations or any "variable interest entities" within the meaning of Financial
Accounting Standards Board Interpretation No. 46), not disclosed in the Registration Statement, the General Disclosure Package and the Prospectus. There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the General Disclosure Package or the Prospectus that are not included as required.

          (k) Pressman Ciocca Smith LLP, who have certified certain financial statements that are filed with the Commission as part of the Registration Statement, the General Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the Company within the meaning of the Act and the applicable Rules and Regulations and the Public Company Accounting Oversight Board (United States) (the "PCAOB").

          (l) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company is not aware of (i) any material weakness in its internal control over financial reporting or (ii) change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company's internal control over financial reporting.

          (m) Solely to the extent that the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the Commission and the American Stock Exchange thereunder (the "Sarbanes-Oxley Act") has been applicable to the Company, there is and has been no failure on the part of the Company to comply in all material respects with any provision of the Sarbanes-Oxley Act. The Company has taken all necessary actions to ensure that it is in compliance with all provisions of the Sarbanes-Oxley Act that are in effect and with which the Company is required to comply and is actively taking steps to ensure that it will be in compliance with other provisions of the Sarbanes-Oxley Act not currently in effect or which will become applicable to the Company.

          (n) There is no action, suit, claim or proceeding pending or, to the knowledge of the Company, threatened against the Company or, to the knowledge of the Company, pending or threatened against any of the Company's stockholders immediately prior to the offering of Units (the "Initial Stockholders"), before any court or administrative agency or otherwise which if determined adversely to the Company would either (i) have, individually or in the aggregate, a material adverse effect on the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company or (ii) prevent the consummation of the transactions contemplated hereby (the occurrence of any such effect or any such prevention described in the foregoing clauses (i) and (ii) being referred to as a "Material Adverse Effect"), except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus.

          (o) The Company has good and marketable title to all of the properties and assets reflected in the financial statements hereinabove described or described in the Registration Statement, the General Disclosure Package and the Prospectus, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements or


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described in the Registration Statement, the General Disclosure Package and the
Prospectus or which are not material in amount.

          (p) Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, as each may be amended or supplemented, there has not been any event or development in respect of the business or condition of the Company that, individually or in the aggregate, would have a Material Adverse Effect, whether or not occurring in the ordinary course of business, and there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Company, other than transactions in the ordinary course of business and changes and transactions described in the Registration Statement, the General Disclosure Package and the Prospectus, as each may be amended or supplemented and no member of the Company's management has resigned from any position with the Company. The Company has no material contingent obligations which are not disclosed in the Company's financial statements which are included in the Registration Statement, the General Disclosure Package and the Prospectus.

          Subsequent to the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise specifically stated therein or in this Agreement, the Company has not: (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money; or (ii) declared or paid any dividend or made any other distribution on or in respect to its capital stock.

          (q) The Company is not, nor with the giving of notice or lapse of time or both, will be, (i) in violation of its certificate of incorporation or by-laws, (ii) in violation of or in default under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound or (iii) in violation of any law, order, rule or regulation, judgment, order, writ or decree applicable to the Company of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction over the Company, its properties or assets. The execution, delivery and performance of this Agreement, the Warrant Agreement and the Trust Agreement (as defined below), and the consummation of the transactions herein and therein contemplated and the fulfillment of the terms hereof and thereof will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company is a party or by which the Company or any of its properties is bound, or of the certificate of incorporation or by-laws of the Company or any law, order, rule or regulation judgment, order, writ or decree applicable to the Company of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction over the Company, its properties or assets.

          (r) The execution and delivery of, and the performance by the Company of its obligations under, this Agreement, the Warrant Agreement and the Trust Agreement have been duly and validly authorized by all necessary corporate action on the part of the Company, and this Agreement has been duly executed and delivered by the Company. On the Closing Date, the


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Warrant Agreement and the Trust Agreement will have been duly executed and delivered and they will constitute the valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except (i) as such enforceability may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally; (ii) as such enforceability is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); and (iii) as enforceability of any indemnification and contribution provisions may be limited under state or federal securities laws.

          (s) Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement, the Warrant Agreement and the Trust Agreement, and the consummation of the transactions herein and therein contemplated (except such additional steps as may be required by the Commission, the National Association of Securities Dealers, Inc. (the "NASD") or such additional steps as may be necessary to qualify the Securities for public offering by the Underwriters under state securities or Blue Sky laws) has been obtained or made and is in full force and effect.

          (t) The Company holds all material licenses, certificates and permits from governmental authorities which are necessary to the conduct of its business.

          (u) Neither the Company, nor to the Company's knowledge, any of its affiliates, has taken or will take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Securities.

          (v) The Company is not and, after giving effect to the offering and sale of the Units contemplated hereunder and the application of the net proceeds from such sale as described in the Registration Statement, the General Disclosure Package and the Prospectus, will not be an "investment company" within the meaning of such term under the Investment Company Act of 1940, as amended (the "1940 Act"), and the rules and regulations of the Commission thereunder.

          (w) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets;
(iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (x) The statistical, industry-related and market-related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or


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derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived.

          (y) The operations of the Company are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the "Money Laundering Laws"), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the Company's knowledge, threatened.

          (z) Neither the Company nor, to the Company's knowledge, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department ("OFAC"); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

          (aa) The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

          (bb) To the Company's knowledge, there are no affiliations or associations between any member of the NASD and any of the Company's officers, directors or 5% or greater securityholders.

          (cc) The Units, the Warrants and the Common Stock have been approved for listing subject to notice of issuance on the American Stock Exchange.

          (dd) There are no relationships or related-party transactions involving the Company or any other person required to be described in the Registration Statement, the General Disclosure Package and the Prospectus which have not been described as required.

          (ee) The Company has not made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law which


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violation is required to be disclosed in the Registration Statement, the General
Disclosure Package and the Prospectus.

          (ff) To the Company's knowledge, all information contained in the questionnaires completed by each of the Company's Initial Stockholders and provided to the Representative as an exhibit to his or her Insider Letter (as defined herein) is true and correct in all material respects and the Company has not become aware of any information which would cause the information disclosed in the questionnaires completed by each Initial Stockholder to become inaccurate and incorrect in any material respect.

          (gg) There are no claims, payments, arrangements, agreements or understandings relating to the payment of a finder's, consulting or origination fee by the Company or any Initial Stockholder with respect to the sale of the Securities hereunder or any other arrangements, agreements or understandings of the Company or, to the Company's knowledge, any Initial Stockholder that may affect the Underwriters' compensation, as determined by the NASD. The Company has not made any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder's fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) to any NASD member; or (iii) to any person or entity that has any direct or indirect affiliation or association with any NASD member, within the twelve months prior to the Effective Date. None of the net proceeds of the offering will be paid by the Company to any participating NASD member or its affiliates, except as specifically authorized herein and except as may be paid in connection with an initial acquisition or acquisition of control by the Company of one or more assets or operating businesses in the telecommunications and media industries through a merger, capital stock exchange, asset or stock acquisition or other similar business combination ("Business Combination") and/or one or more other transactions after the initial Business Combination, including without limitation in connection with the payment of investment banking fees, fees in connection with fairness opinions and the like.

          (hh) The Company has entered into a warrant agreement with respect to the Warrants with Continental Stock Transfer & Trust Company substantially in the form of Exhibit 4.4 to the Registration Statement (the "Warrant Agreement"). The Company has entered into the Trust Agreement with respect to certain proceeds of the offering substantially in the form of Exhibit 10.8 to the Registration Statement.

          (ii) The Company has caused to be duly executed legally binding and enforceable agreements (except (i) as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally; (ii) as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); and (iii) as enforceability of any indemnification and contribution provisions may be limited under state or federal securities laws) in the form filed as Exhibit 10.13 to the Registration Statement (the "Insider Letters"), pursuant


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to which each of the Initial Stockholders of the Company has agreed to certain matters including, but not limited to, certain matters described as being agreed to by him under the "Proposed Business" section of the Registration Statement, the General Disclosure Package and the Prospectus, including, in the case of David C. McCourt, certain indemnification provisions.

          (jj) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no Initial Stockholder, employee, officer or director of the Company is subject to any non-competition or non-solicitation agreement with any employer or prior employer which could materially affect his ability to be an Initial Stockholder, employee, officer and/or director of the Company.

          (kk) Upon delivery and payment for the Firm Units on the Closing Date, the Company will not be subject to Rule 419 under the Act and none of the Company's outstanding securities will be deemed to be a "penny stock" as defined in Rule 3a-51-1 under the Exchange Act.

          (ll) The Company does not have any specific Business Combination under consideration or contemplation and the Company has not, nor has anyone on its behalf, either directly or indirectly, contacted any potential target business or their representatives or had any discussions, formal or otherwise, with any of the foregoing with respect to effecting a business combination with the Company. The Company has not engaged or retained any agent or other representative to identify or locate any suitable target.

     2.   PURCHASE, SALE AND DELIVERY OF THE FIRM UNITS.

          (a) On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Company agrees to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase, at a price of $7.76 per Unit (the "Initial Purchase Price") (less $0.32 per Unit purchased hereunder (the "Deferred Discount") payable to the Underwriters upon consummation of a Business Combination, subject to Section 4(gg) hereof), the number of Firm Units set forth opposite the name of each Underwriter in Schedule I hereof, subject to adjustments in accordance with Section 13 hereof.

          (b) Payment for the Firm Units to be sold hereunder is to be made in Federal (same day) funds against delivery of certificates therefor to the Representative for the several accounts of the Underwriters. Such payment and delivery are to be made through the facilities of The Depository Trust Company ("DTC"), New York, New York at 10:00 a.m., New York time, on the third business day after the date of this Agreement (or the fourth business day following the date of this Agreement, if the offering is priced after 4:30 p.m., New York time) or at such other time and date not later than five business days thereafter as you and the Company shall agree upon, such time and date being herein referred to as the "Closing Date." (As used herein, "business day" means a day on which the New York Stock Exchange is open for trading and on which banks in New York are open for business and are not permitted by law or executive order to be closed.) Payment of $87,300,000, representing the aggregate purchase price for the Firm


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Units based on the Initial Purchase Price, shall be made on the Closing Date by wire transfer in Federal (same day) funds, as follows: $84,650,000 (including $3,600,000, representing the aggregate Deferred Discount without giving effect to the Over-allotment Option) shall be deposited by the Representative directly in the trust account established by the Company for the benefit of the public securityholders as described in the Registration Statement (the "Trust Account") pursuant to the terms of an Investment Management Trust Agreement (the "Trust Agreement"), and the remaining $2,650,000 of the proceeds (representing $2,100,000 of the proceeds not required to be held in the Trust Account and $550,000 of offering expenses), shall be paid to the Company, upon delivery to you of certificates (in form and substance satisfactory to the Representative) representing the Firm Units (or through the facilities of DTC) for the account of the Underwriters. The certificates for the Firm Units will be delivered in such denominations and in such registrations as the Representative requests in writing not later than the second full business day prior to the Closing Date, and will be made available for inspection by the Representative at least one business day prior to the Closing Date.

          (c) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants the Over-allotment Option to the several Underwriters to purchase the Option Units at the price per Unit as set forth in the first paragraph of this Section 2. The Over-allotment Option granted hereby may be exercised in whole or in part by giving written notice at any time within 30 days after the date of this Agreement, by you, as Representative of the several Underwriters, to the Company setting forth the number of Option Units as to which the several Underwriters are exercising the option and the time and date at which such certificates are to be delivered. The time and date at which certificates for Option Units are to be delivered shall be determined by the Representative but shall not be earlier than three nor later than 10 full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the "Option Closing Date"). If the date of exercise of the option is three or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date. The number of Option Units to be purchased by each Underwriter shall be in the same proportion to the total number of Option Units being purchased as the number of Firm Units being purchased by such Underwriter bears to the total number of Firm Units, adjusted by you in such manner as to avoid fractional units. The Over-allotment Option granted hereunder may be exercised only to cover over-allotments in the sale of the Firm Units by the Underwriters. You, as Representative of the several Underwriters, may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company. To the extent, if any, that the option is exercised, payment for the Option Units shall be made on the Option Closing Date in Federal (same day funds) through the facilities of DTC in New York, New York drawn to the order of the Company. Payment for the Option Units shall be made on the Option Closing Date by wire transfer in Federal (same day) funds, as follows: $7.76 per Option Unit sold (including the Deferred Discount) shall be deposited in the Trust Account pursuant to the Trust Agreement upon delivery to you of certificates (in form and substance satisfactory to the Representative) representing the Option Units sold (or through the facilities of DTC) for the account of the Underwriters.

     3.   OFFERING BY THE UNDERWRITERS.

          It is understood that the several Underwriters are to make a public offering of the Firm Units as soon as the Representative deems it advisable to do so. The Firm Units are to be initially offered to the public at the initial public offering price set forth in the Prospectus. The Representative may from time to time thereafter change the public offering price and other selling terms. It is further understood that you will act as the Representative for the Underwriters in the offering and sale of the Units in accordance with a Master Agreement Among Underwriters entered into by you and the several other Underwriters.

     4.   COVENANTS OF THE COMPANY.

          The Company covenants and agrees with the several Underwriters that:

          (a) The Company will (A) prepare and timely file with the Commission under Rule 424(b) of the Rules and Regulations a Prospectus in a form approved by the Representative containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rules 430A or 430C of the Rules and Regulations and (B) not file any amendment to the Registration Statement or distribute an amendment or supplement to the General Disclosure Package or the Prospectus of which the Representative shall not previously have been advised and furnished with a copy or to which the Representative shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations.

          (b) The Company will not make any offer relating to the Securities that would constitute a "free writing prospectus" (as defined in Rule 405 under the Act) required to be filed by the Company with the Commission under Rule 433 under the Act.

          (c) The Company will advise the Representative promptly (A) when the Registration Statement or any post-effective amendment thereto shall have become effective, (B) of receipt of any comments from the Commission, (C) of any request of the Commission for amendment of the Registration Statement or for supplement to the General Disclosure Package or the Prospectus or for any additional information, and (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, or of the institution of any proceedings for that purpose or pursuant to Section 8A of the Act. The Company will use its reasonable best efforts to prevent the issuance of any such order and to obtain as soon as possible the lifting thereof, if issued.

          (d) The Company will cooperate with the Representative in endeavoring to qualify the Securities for sale under the securities laws of such jurisdictions as the Representative may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representative may reasonably request for distribution of the Securities.

          (e) The Company will deliver to, or upon the order of, the Representative, from time to time, as many copies of any Preliminary Prospectus as the Representative may reasonably request. The Company will deliver to, or upon the order of, the Representative during the period when delivery of a Prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) under the Act) is required under the Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representative may reasonably request. The Company will deliver to the Representative at or before the Closing Date, four signed copies of the Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Representative such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested), and of all amendments thereto, as the Representative may reasonably request.

          (f) The Company will comply with the Act and the Rules and Regulations, and the Exchange Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Units as contemplated in this Agreement and the Prospectus. If during the period in which a prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) under the Act) is required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the law.

          (g) If the General Disclosure Package is being used to solicit offers to buy the Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the General Disclosure Package in order to make the statements therein, in the light of the circumstances, not misleading, or to make the statements therein not conflict with the information contained in the Registration Statement then on file, or if it is necessary at any time to amend or supplement the General Disclosure Package to comply with any law, the Company promptly will prepare, file with the Commission (if required) and furnish to the Underwriters and any dealers an appropriate amendment or supplement to the General Disclosure Package.

          (h) The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the Effective Date, an earnings statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the Effective Date, which earnings statement shall satisfy the requirements of Section 11(a) of the Act and Rule 158 under the Act and will advise you in writing when such statement has been so made available.

          (i) Prior to the Closing Date, the Company will furnish to the Underwriters, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement and the Prospectus.

          (j) Except for securities issued in the Private Placement (as defined below), the Company hereby agrees that until the Company consummates a Business Combination, it shall not issue any shares of Common Stock or any options or other securities convertible into Common Stock, or any shares of preferred stock which participate in any manner in the Trust Account or which vote as a class with the Common Stock on a Business Combination. Notwithstanding the foregoing, if (1) during the last 17 days of the restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the restricted period, the Company announces that it will release earnings results during the 16-day period following the last day of the restricted period, then in each case the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the date of the release of the earnings results or the occurrence of material news or a material event relating to the Company, as the case may be, unless the Representative waives, in writing, such extension.

          (k) The Company will use its best efforts to effect and maintain the listing of the Securities on the American Stock Exchange ("AMEX").

          (l) The Company shall apply the net proceeds of its sale of the Securities as set forth in the Registration Statement, General Disclosure Package and the Prospectus and shall file such reports with the Commission with respect to the sale of the Securities and the application of the proceeds therefrom as may be required in accordance with Rule 463 under the Act.

          (m) The Company will maintain a transfer agent, warrant agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Units, Common Stock and Warrants, as applicable.

          (n) The Company will not take, directly or indirectly, any action that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

          (o) For a period of four years from the Effective Date, or such earlier time upon which the Company is required to be liquidated, the Company will use its reasonable best efforts to maintain the registration of the Securities under the provisions of the Exchange Act.

          (p) For a period of four years from the Effective Date, or until such earlier date upon which the Company is required to be liquidated, the Company, at its expense, shall cause its regularly engaged independent registered public accounting firm to review (but not audit) the Company's financial statements for each of the first three fiscal quarters prior to the announcement of quarterly financial information and the filing of the Company's Form 10-Q quarterly report.

          (q) The Company shall not consummate a Business Combination with any Initial Stockholder, or officer or director of the Company, or any entity which is affiliated with any Initial Stockholder or officer or director of the Company without first obtaining an opinion from an independent investment banking firm that such Business Combination is fair to the Company's stockholders from a financial point of view.

          Except as described in the Registration Statement, General Disclosure Package and the Prospectus, and other than payment pursuant to the administrative services agreement, dated July 24, 2006, between the Company and Granahan McCourt Capital, LLC, pursuant to which Granahan McCourt Capital, LLC will make available to the Company certain office space and certain office and general and administrative services, the Company shall not pay any Initial Stockholder or any of their affiliates or family members any fees or compensation from the Company, for services rendered to the Company prior to, or in connection with, the consummation of an initial Business Combination; provided that the Initial Stockholders shall be entitled to reimbursement from the Company, subject to approval by the Board of Directors of the Company, for their reasonable out-of-pocket expenses incurred in connection with seeking and consummating an initial Business Combination.

          (r) The Company will take all necessary actions to ensure that, upon and at all times after the effectiveness of the Registration Statement, it will be in compliance with (i) all provisions of the Sarbanes-Oxley Act that are then in effect and applicable to it and shall take such steps as are necessary to ensure that it will be in compliance with other provisions of the Sarbanes-Oxley Act not currently in effect upon the effectiveness of such provisions to the extent they are applicable to the Company and (ii) the requirements of the American Stock Exchange's AMEX Company Guide.

          (s) For a period of four years from the Effective Date or until such earlier time upon which the Company is required to be liquidated, the Company, upon request from the Representative, will furnish to the Representative (Attn:
Syndicate Manager with a copy to: General Counsel), copies of such financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of securities, and promptly furnish to the Representative: (i) a copy of such registration statements, financial statements and periodic and special reports as the Company shall be required to file with the Commission and from time to time furnishes generally to holders of any such class of its securities; and (ii) such additional documents and information with respect to the Company and the affairs of any future subsidiaries of the Company as the Representative may from time to time reasonably request, all subject to the execution of a confidentiality agreement reasonably satisfactory to the Company.

          (t) For a period equal to four years from the date hereof or until such earlier time upon which the Company is required to be liquidated, the Company will not take any action or actions which may prevent or disqualify the Company's use of Form S-1 (or other appropriate form) for the registration of the Warrants and the Common Stock issuable upon exercise of the Warrants, under the Act.

          (u) In the event any person or entity (excluding attorneys, accountants, engineers, environmental or labor consultants, investigatory firms, technology consultants and specialists and similar service providers that are not affiliated or associated with the NASD and are not brokers or finders) is engaged, in writing, to assist the issuer in finding or evaluating a merger candidate, the Company will provide the following to the NASD and the Representative prior to consummation of an initial Business Combination: (i) copies of agreements governing said services (which details or agreements may be appropriately redacted to account for privilege or confidentiality concerns), and (ii) a justification as to why the person or entity providing the merger and acquisition services should not be considered an "underwriter or related person" with respect to the Company's initial public offering as such term is defined in Rule 2710(a)(6) of the NASD Conduct Rules. The Company also agrees that proper disclosure of such arrangement or potential arrangement will be made in the proxy statement which the Company will file for purposes of soliciting stockholder approval for the initial Business Combination.

          (v) The Company will maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (w) The Company shall, on the date hereof, retain its independent public accountants to audit the financial statements of the Company as of the Closing Date (the "Audited Financial Statements") reflecting the receipt by the Company of the proceeds of the initial public offering. As soon as the Audited Financial Statements become available, the Company shall promptly file a Current Report on Form 8-K with the Commission, which Report shall contain the Company's Audited Financial Statements. In addition, upon receipt of the proceeds from the sale of any Option Units after the Closing Date, the Company shall promptly file a second or amended Current Report on Form 8-K with the Commission, which Report shall provide updated financial information to reflect the receipt of such additional proceeds.

          Upon the earlier to occur of (i) the expiration or termination of the Over-allotment Option and (ii) the exercise in full of the Over-allotment Option, the Company shall, subject to having filed the Current Report(s) on Form 8-K pursuant to the previous paragraph, promptly issue a press release announcing that separate trading of the Warrants and Common Stock will begin on the AMEX.

          (x) The Company shall advise the NASD if it is aware that any 5% or greater securityholder of the Company (other than the Representative or its affiliates) becomes an affiliate or associated person of an NASD member participating in the distribution of the Securities.

          (y) The Company shall, as set forth in the Trust Agreement and disclosed in the Prospectus, cause the proceeds of the offering to be held in the Trust Account to be invested only in "government securities" within the meaning of Section 2(a)(16) of the 1940 Act with a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the 1940 Act with specific maturity dates. The Company will otherwise use its best efforts to conduct its business (both prior to and after the consummation of an initial Business Combination) in a manner so that it will not become subject to the 1940 Act.

          (z) The Company hereby agrees that prior to commencing its due diligence investigation of any assets or operating business which the Company seeks to acquire ("Target Business") or obtaining the services of any vendor or service provider or other entity it will use its reasonable best efforts to attempt to cause the Target Business or the vendor or service provider or other entity with which the Company executes an agreement to execute a waiver letter in the form attached hereto as Exhibit A and B, respectively. It is understood that the Company may not be able to obtain such letters in some or all circumstances and that, nonetheless, the Company may still proceed with such due diligence investigations and enter into agreements with such parties or obtaining of services, as applicable. Furthermore, prior to commencing such due diligence investigation, each officer and director of the Company (other than the Initial Stockholders) shall execute a waiver letter in the form attached hereto as Exhibit C.

          (aa) The Company shall not take any action or omit to take any action that would cause the Company to be in breach or violation of its certificate of incorporation or by-laws and, the Company shall not take any action to amend or modify the provisions of its certificate of incorporation that apply to the Company during the period commencing upon the filing of the certificate of incorporation with the Delaware Secretary of State and terminating upon the consummation of a Business Combination, which action would result in such amendment or modification becoming effective prior to an initial Business Combination.

          (bb) The Company agrees: (i) that, prior to the consummation of any Business Combination, it will submit such transaction to the Company's stockholders for their approval ("Initial Transaction Vote") even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law; and (ii) that, in the event that the Company does not effect a Business Combination within 18 months from the consummation of this offering (subject to extension for an additional six-month period, as described in the Prospectus), the Company will be liquidated as described in the Prospectus. With respect to the Initial Transaction Vote, the Company shall use its reasonable best efforts to cause all of the Initial Stockholders to vote all shares of Common Stock owned by them and acquired prior to this offering (the "Initial Shares"), in accordance with the vote of the majority of the IPO Shares (as hereinafter defined) voted (in person or by proxy), at a meeting of the Company's stockholders called for the Initial Transaction Vote. At the time the Company seeks approval of any potential initial Business Combination, the Company will offer each of the holders of the Company's Common Stock issued in this offering (the "IPO Shares"), which holders were holders on the record date for determination of stockholders entitled to vote, the right to convert such holder's IPO Shares at a per share price (the "Conversion Price") equal to the amount in the Trust Account (inclusive of any interest income therein, net of income taxes, and including the Deferred Discount) as of two business days prior to the consummation of the Business Combination divided by the total number of IPO Shares (including any shares held by the Initial Stockholders). If the Company elects to proceed with a Business Combination, it will promptly after the consummation of such Business Combination convert shares, based upon the Conversion Price, from those holders of IPO Shares who affirmatively requested such conversion and who voted against the initial Business Combination; provided that such holders continue to hold such IPO Shares through consummation of the Business Combination. If a majority of the IPO Shares that are voted are not voted in favor of any initial Business Combination or holders of 20% or more of the IPO Shares vote against approval of any potential initial Business Combination and exercise their conversion rights, the Company will not proceed with such initial Business Combination and will not convert such shares.

          (cc) The Company agrees that it will use its best efforts to prevent the Company from becoming subject to Rule 419 under the Act prior to the consummation of any Business Combination, including, but not limited to, using its best efforts to prevent any of the Company's outstanding securities from being deemed to be a "penny stock" as defined in Rule 3a-51-1 under the Exchange Act during such period.

          (dd) The Company agrees that the initial Target Business(es) that it acquires must have an aggregate fair market value equal to at least 80% of the Company's net assets (including the funds held in the Trust Account other than the portion representing the Deferred Discount) at the time of such acquisition. The fair market value of such business(es) must be determined by the Board of Directors of the Company based upon standards the Board believes are generally accepted by the financial community. If the Board of Directors of the Company is not able to independently determine that the Target Business(es) have an aggregate fair market value equal to at least 80% of the Company's net assets (excluding the Deferred Discount) at the time of such acquisition, the Company will obtain an opinion from an unaffiliated, independent third party appraiser, which may or may not be an investment banking firm which is a member of the NASD, with respect to the satisfaction of such criteria. The Company is not required to obtain an opinion from a third party as to the fair market value if the Company's Board of Directors independently determines that the Target Business(es) have sufficient fair market value.

          (ee) The Company shall deposit into the Trust Account the $4,000,000 of proceeds from the private placement ("Private Placement") of 4,000,000 Warrants to David C. McCourt, to be completed on or prior to the Closing Date.

          (ff) Within five days of the earlier to occur of the expiration or termination of the Over-allotment Option, the Company shall purchase shares of Common Stock from David C. McCourt at a price of $0.000618 per share, in an amount (up to 421,875 shares of Common Stock) sufficient to cause the Initial Stockholders to maintain control over Initial Shares in an amount equal to 20% of the Company's outstanding Common Stock after giving effect to the offering of the Units and the exercise, if any, of the Over-allotment Option. If the Underwriters exercise the Over-allotment Option in full, the Company shall not be required to purchase any shares of Common Stock pursuant to this subsection.

          (gg) Upon consummation of the initial Business Combination, the Company shall pay to the Representative, on behalf of the Underwriters, the Deferred Discount, minus $0.32 per IPO Share converted to cash in accordance with the Company's certificate of incorporation.

     5.   COSTS AND EXPENSES.

          The Company will pay all costs, expenses and fees incident to the performance of the obligations of the Company under this Agreement, including, without limiting the generality of the foregoing, the following: accounting fees of the Company; the fees and disbursements of counsel for the Company; the cost of printing and delivering to, or as requested by, the Underwriters copies of the Registration Statement, Preliminary Prospectuses, the Prospectus, this Agreement and the Listing Application; the filing fees of the Commission; the filing fees and expenses (including legal fees and disbursements) incident to securing any required review by the NASD of the terms of the sale of the Units; and the Listing Fee of the American Stock Exchange. The Company shall not, however, be required to pay for any of the Underwriters' expenses except that, if this Agreement shall not be consummated because the conditions in Section 6 hereof are not satisfied, or because this Agreement is terminated by the Representative pursuant to Section 10(a)(i) hereof, or by reason of any failure, refusal or inability on the part of the Company to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on its part to be performed, unless such failure, refusal or inability is due primarily to the default or omission of any Underwriter, the Company shall reimburse the several Underwriters for reasonable out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Units or in contemplation of performing their obligations hereunder; but the Company shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by them of the Units.

     6.   CONDITIONS OF OBLIGATIONS OF THE UNDERWRITERS.

          The several obligations of the Underwriters to purchase the Firm Units on the Closing Date and the Option Units, if any, on the Option Closing Date are subject to the accuracy, as of the Applicable Time, the Closing Date or the Option Closing Date, as the case may be, of the representations and warranties of the Company contained herein, and to the performance by the Company of its covenants and obligations hereunder and to the following additional conditions:

          (a) The Registration Statement and all post-effective amendments thereto shall have become effective and the Prospectus shall have been filed as required by Rule 424 under the Act, within the time period prescribed by, and in compliance with, the Rules and Regulations, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representative and complied with to its reasonable satisfaction. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the Act shall have been taken or, to the knowledge of the Company, shall be contemplated or threatened by the Commission and no injunction, restraining order or order of any nature by a Federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Units.

          (b) The Representative shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Bingham McCutchen LLP, counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters (and stating that it may be relied upon by counsel to the Underwriters) in the form agreed upon by the Representative.

          In rendering such opinion Bingham McCutchen LLP may rely as to matters governed by the laws of states other than StateStateNew York or Federal laws on local counsel in such jurisdictions, provided that in each case Bingham McCutchen LLP shall state that they believe that they and the Underwriters are justified in relying on such other counsel. In addition to the matters set forth above, such opinion shall also include a statement to the effect that no facts have come to the attention of such counsel that caused them to believe that (i) the Registration Statement, at the time it became effective under the Act (including the information deemed to be a part of the Registration Statement at the time it became effective pursuant to Rules 430A or 430C under the Act), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the General Disclosure Package, as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iii) the Prospectus, or any supplement thereto, as of its date and as of the Closing Date or the Option Closing Date, as the case may be, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that such counsel need express no view as to financial statements and schedules and other financial data therein).

          (c) The Representative shall have received on and as of the Closing Date or the Option Closing Date, as the case may be, an opinion and statement of Debevoise & Plimpton LLP, counsel for the Underwriters, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

          (d) You shall have received, on each of the date hereof, the Closing Date and, if applicable, the Option Closing Date, a letter dated the date hereof, the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to you, of Pressman Ciocca Smith LLP confirming that they are an independent registered public accounting firm with respect to the Company within the meaning of the Act and the applicable Rules and Regulations and the PCAOB and stating that in their opinion the financial statements and schedules examined by them and included in the Registration Statement, the General Disclosure Package and the Prospectus comply in form in all material respects with the applicable accounting requirements of the Act and the related Rules and Regulations; and containing such other statements and information as are ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial and statistical information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

          (e) The Representative shall have received on the Closing Date and, if applicable, the Option Closing Date, as the case may be, a certificate or certificates of the Chief Executive Officer and the Chief Financial Officer of the Company to the effect that, as of the Closing Date or the Option Closing Date, as the case may be, each of them severally represents as follows:

               (i) The Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement and no order preventing or suspending the use of any Preliminary Prospectus or the Prospectus has been issued, and no proceedings for such purpose or pursuant to Section 8A of the Act have been taken or are, to his or her knowledge, contemplated or threatened by the Commission;

               (ii) The representations and warranties of the Company contained in Section 1 hereof are true and correct as of the Closing Date or the Option Closing Date, as the case may be;

               (iii) All filings required to have been made pursuant to Rules 424, 430A, 430B or 430C under the Act have been made as and when required by such rules;

               (iv) He or she has carefully examined the General Disclosure Package and, in his or her opinion, as of the Applicable Time, the statements contained in the General Disclosure Package did not contain any untrue statement of a material fact, and such General Disclosure Package did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

               (v) He or she has carefully examined the Registration Statement and, in his or her opinion, as of the effective date of the Registration Statement, the Registration Statement and any amendments thereto did not contain any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement to or an amendment of the Prospectus which has not been so set forth in such supplement or amendment;

               (vi) He or she has carefully examined the Prospectus and, in his or her opinion, as of its date and the Closing Date or the Option Closing Date, as the case may be, the Prospectus and any amendments and supplements thereto did not contain any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

               (vii) Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company, whether or not arising in the ordinary course of business.

          (f) The Company shall have furnished to the Representative such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Representative may reasonably have requested.

          (g) The Firm Units and Option Units, if any, have been duly listed, subject to notice of issuance, on the American Stock Exchange.

          (h) The Company shall have delivered to the Representative executed copies of the Trust Agreement, the Warrant Agreement, and each of the Insider Letters.

          (i) The NASD has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

          The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects reasonably satisfactory to the Representative and to Debevoise & Plimpton LLP, counsel for the Underwriters.

          If any of the conditions hereinabove provided for in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representative by notifying the Company of such termination in writing at or prior to the Closing Date or the Option Closing Date, as the case may be.

          In such event, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5 and 8 hereof).

     7.   CONDITIONS OF THE OBLIGATIONS OF THE COMPANY.

          The obligations of the Company to sell and deliver the portion of the Securities required to be delivered as and when specified in this Agreement are subject to the conditions that at the Closing Date or the Option Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened.

     8.   INDEMNIFICATION.

          (a)  The Company agrees:

          (1) to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which such Underwriter or any such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 12 herein; and

          (2) to reimburse each Underwriter and each such controlling person upon demand for any legal or other out-of-pocket expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Securities, whether or not such Underwriter or controlling person is a party to any action or proceeding. In the event that it is finally judicially determined that the Underwriters were not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Underwriters will promptly return all sums that had been advanced pursuant hereto.

          (b) Each Underwriter severally and not jointly will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 12 herein. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

          (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 8, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing. No indemnification provided for in Section 8(a) or (b) shall be available to any party who shall fail to give notice as provided in this Section 8(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 8(a) or (b). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to
Section 8(a) or (b) and by the Company in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.

          (d) To the extent the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under
Section 8(a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 8(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Securities purchased by such Underwriter and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this Section 8(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

          (e) In any proceeding relating to the Registration Statement, any Preliminary Prospectus, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 8 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join it as an additional defendant in any such proceeding in which such other contributing party is a party.

          (f) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this
Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 8 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, its directors or officers or any persons controlling the Company, (ii) acceptance of any Units and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter, or any person controlling any Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.

     9.   NOTICES.

          All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, telecopied or telegraphed and confirmed as follows: if to the Underwriters, to Deutsche Bank Securities Inc., 60 Wall Street, 4th Floor, New York, New York 10005; Attention: Syndicate Manager, with a copy to Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005, Attention: General Counsel; if to the Company to Granahan McCourt Acquisition Corporation, 179 Stony Brook Road, Hopewell, New Jersey 08525, Attention: Chief Financial Officer.

     10.  TERMINATION.

          This Agreement may be terminated by you by notice to the Company (a) at any time prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to Option Units) if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company, whether or not arising in the ordinary course of business, (ii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis or material change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or material change on the financial markets of the United States would, in your judgment, make it impracticable or inadvisable to market the Units or to enforce contracts for the sale of the Units, (iii) suspension of trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on any such Exchange, (iv) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in your reasonable opinion materially and adversely affects or may materially and adversely affect the business or operations of the Company, (v) the declaration of a banking moratorium by United States or New York State authorities, (vi) the suspension of trading of the Company's securities by the American Stock Exchange, the Commission, or any other governmental authority or (vii) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in your reasonable opinion has a material adverse effect on the securities markets in the United States; or

          (b)  as provided in Sections 6 and 13 of this Agreement.

     11.  SUCCESSORS.

          This Agreement has been and is made solely for the benefit of the Underwriters and the Company and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the Units from any Underwriter shall be deemed a successor or assign merely because of such purchase.

     12.  INFORMATION PROVIDED BY UNDERWRITERS.

          The Company and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Company for inclusion in the Registration Statement, any Preliminary Prospectus, or the Prospectus consists of the information set forth in the third, twelfth and thirteenth paragraphs under the caption "Underwriting" in the Prospectus.

     13.  DEFAULT BY UNDERWRITERS.

          If on the Closing Date or the Option Closing Date, as the case may be, any Underwriter shall fail to purchase and pay for the portion of the Units which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company), you, as Representative of the Underwriters, shall use your reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company such amounts as may be agreed upon and upon the terms set forth herein, the Units which the defaulting Underwriter or Underwriters failed to purchase. If during such 36 hours you, as such Representative, shall not have procured such other Underwriters, or any others, to purchase the Units agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of Units with respect to which such default shall occur does not exceed 10% of the Units to be purchased on the Closing Date or the Option Closing Date, as the case may be, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Units which they are obligated to purchase hereunder, to purchase the Units which such defaulting Underwriter or Underwriters failed to purchase, or
(b) if the aggregate number of Units with respect to which such default shall occur exceeds 10% of the Units to be purchased on the Closing Date or the Option Closing Date, as the case may be, the Company or you as the Representative of the Underwriters will have the right, by written notice given within the next 36-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company except to the extent provided in Sections 5 and 8 hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Section 13, the Closing Date or Option Closing Date, as the case may be, may be postponed for such period, not exceeding seven days, as you, as Representative, may determine in order that the required changes in the Registration Statement, the General Disclosure Package or in the Prospectus or in any other documents or arrangements may be effected. The term "Underwriter" includes any person substituted for a defaulting Underwriter. Any action taken under this Section 13 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     14.  MISCELLANEOUS.

          The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement,
(b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or its directors or officers and (c) delivery of and payment for the Securities under this Agreement.

          The Company acknowledges and agrees that each Underwriter in providing investment banking services to the Company in connection with the offering of Securities, including in acting pursuant to the terms of this Agreement, has acted and is acting as an independent contractor and not as a fiduciary and the Company does not intend such Underwriter to act in any capacity other than as an independent contractor, including as a fiduciary or in any other position of higher trust.

          This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          This Agreement shall be governed by, and construed in accordance with, the law of the State of StateStateNew York, including, without limitation,
Section 5-1401 of the StateNew York General StateObligations StateLaw.

          If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

                                        Very truly yours,

                                        GRANAHAN MCCOURT
                                        ACQUISITION CORPORATION

                                        By
                                          ---------------------------------
                                          Name:
                                          Title:

The foregoing Underwriting Agreement
is hereby confirmed and accepted as
of the date first above written.

DEUTSCHE BANK SECURITIES INC.

As Representative of the several
Underwriters listed on Schedule I

By: Deutsche Bank Securities Inc.

By
  ----------------------------------
         Authorized Officer


By
  ----------------------------------
         Authorized Officer

                                   SCHEDULE I

                            Schedule of Underwriters


                                                            Number of Firm Units
        Underwriter                                            to be Purchased
        -----------                                         --------------------
Deutsche Bank Securities Inc.
GunnAllen Financial, Inc.
Legend Merchant Group Inc.

                                                                 ----------
           Total                                                 11,250,000


                                   SCHEDULE II

Trade date:
Settlement date:
Selling concession:

                                    EXHIBIT A

Granahan McCourt Acquisition Corporation
179 Stony Brook Road
Hopewell, StateNJ State08525

Gentlemen:

     Reference is made to the Final Prospectus of Granahan McCourt Acquisition Corporation ("GMAC"), dated October __, 2006 (the "Prospectus"). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Prospectus.

     We have read the Prospectus and understand that GMAC has established the Trust Account, initially in an amount of $___for the benefit of the Public Stockholders and that GMAC may disburse monies from the Trust Account only (i) to the Public Stockholders in the event of the redemption of their shares or the liquidation of GMAC or (ii) to GMAC after it consummates an initial Business Combination.

     For and in consideration of GMAC agreeing to evaluate the undersigned for purposes of consummating an initial Business Combination with it, the undersigned hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Account (the "Claim") and hereby waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with GMAC and will not seek recourse against the Trust Account for any reason whatsoever.



                                        ----------------------------------
                                        Print Name of Target Business


                                        ----------------------------------
                                        Authorized Signature of Target Business

                                    EXHIBIT B

Granahan McCourt Acquisition Corporation
179 Stony Brook Road
Hopewell, StateNJ 08525

Gentlemen:

     Reference is made to the Final Prospectus of Granahan McCourt Acquisition Corporation ("GMAC"), dated October ___, 2006 (the "Prospectus"). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Prospectus.

     We have read the Prospectus and understand that GMAC has established the Trust Account, initially in an amount of $___for the benefit of the Public Stockholders and that GMAC may disburse monies from the Trust Account only: (i) to the Public Stockholders in the event of the redemption of their shares or the liquidation of GMAC; or (ii) to GMAC after it consummates an initial Business Combination.

     For and in consideration of GMAC engaging the services of the undersigned, the undersigned hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Account (the "Claim") and hereby waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with GMAC and will not seek recourse against the Trust Account for any reason whatsoever.



                                        ----------------------------------
                                        Print Name of Vendor


                                        ----------------------------------
                                        Authorized Signature of Vendor

                                    EXHIBIT C

Granahan McCourt Acquisition Corporation
179 Stony Brook Road
Hopewell, StateNJ 08525

     Gentlemen:

     Reference is made to the Final Prospectus of Granahan McCourt Acquisition Corporation ("GMAC"), dated October ___, 2006 (the "Prospectus"). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Prospectus.

     The undersigned officer or director of GMAC hereby acknowledges that GMAC has established the Trust Account, initially in an amount of $______ for the benefit of the Public Stockholders in accordance with and subject to the terms of this letter.

     The undersigned hereby waives any claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company to or against the Trust Account and will not seek recourse against the Trust Account for any reason whatsoever except to the extent the undersigned is entitled to be indemnified by the Company pursuant to the Company's Certificate of Incorporation, as amended to the date hereof.

     Notwithstanding the foregoing, such waiver shall not apply to any shares acquired by the undersigned in the public market.



                                        ----------------------------------
                                        Print Name of Officer/Director


                                        ----------------------------------
                                        Authorized Signature of Officer/Director